UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

GLOBAL RESOURCE ENERGY INC.
Exact name of registrant as specified in its charter

Nevada	333-157558	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd., Suite 2167 Las Vegas, Nevada	89107
(Address of principal executive offices)	(Zip Code)

(415) 504-3659
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on July 21, 2011, the Board of Directors of Global Resource Energy Inc., a Nevada corporation (the "Company"), accepted the resignation of Douglas Roe as the President/Chief Executive Officer, Secretary, Treasurer and the sole member of the Board of Directors of the Company. Mr. Roe’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Robert Baker was appointed as the sole member of the Board of Directors and as the President/Chief Executive Officer, Secretary and Treasurer of the Company effective July 21, 2011.

Biography

Robert Baker.  Mr. Baker has been a businessman for the past twenty years. Mr. Baker has owned and operated Baker Plumbing & Heating Ltd. for the past fifteen years in Calgary, Alberta, Canada. He is responsible for all day to day business operations and the employment of fifteen people. Mr. Baker is also a member of the Board of Directors of Aquasil International Inc., which is a public company whose shares trade on the OTC Bulletin Board.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL RESOURCE ENERGY INC.

Dated: July 22, 2011	By:	/s/ Robert Baker
Robert Baker
Chief Executive Officer

3